Data as of 5/31/15

Manager’s Commentary

Market Review

After a six month rally, the Chinese equity market came to an abrupt halt in May when the Shanghai Composite Index fell by 6.5% (in RMB terms) in one day, causing investors' to pause and worry about a collapse. The fall was driven by multiple factors, including China's sovereign-wealth fund selling stakes in two state-owned banks; brokerages tightening restrictions on margin financing; and the central bank draining liquidity from interbank market. However, investors believe that the government's goal is to cool down the market and allow a "slow bull” environment. Overall, the Index finished the month up 3.8% (in RMB terms). During the month, the offshore Chinese equity market, the MSCI China Index, corrected by more than 3% in USD terms reflecting a more cautious stance by international investors.

We continued to see encouraging progress with financial reforms in China. The China Securities Regulatory Commission ("CSRC") announced the China - Hong Kong Mutual Fund Recognition Scheme, which allows mainland investors to buy Hong Kong domiciled funds and vice versa. We believe this is another step towards the liberalization of China's capital account and RMB internationalization, which will ultimately reflect China's economic importance in world equity markets. In May, FTSE announced that China A-Shares will now be included in its widely followed global benchmarks with the launch of two transitional Emerging Markets indices.

In contrast, economic data remained soft; however we did see slight improvement in electricity consumption and an uptick in the HSBC Purchasing Managers' Index ("PMI”) for May. Overall, the high frequency data continues to suggest a slowdown in China's economic growth.

Fund Review

Riding on strong momentum from previous months, The China Fund, Inc. (the "Fund”) continued to outperform the MSCI Golden Dragon Index (the "benchmark index”) for the month of May. The outperformance was primarily driven by stock selection in the information technology sector. Conversely, the overweight to the consumer discretionary sector detracted from performance, although this was mostly offset by positive stock selection in the same sector.

The largest contributor was Digital China, a turnaround name. The stock was being ignored by the market, and we held our position until the share price stabilized. The re-rating process was more powerful than most investors expected. After the 42% share price jump in April, the stock returned another 16% in May, beyond the estimate of many sell-side analysts. We believe such turnaround names should continue to add alpha to the performance. In contrast, Li & Fung, the global sourcing firm, was one of the largest detractors. The company's share price continues to be hurt by weaker than expected US consumption. Although the Fund reduced its exposure over the month, we believe that the company can turn business around in the long term.

Key Transactions

During May, we added to Chinese insurance sector exposure. We believe this sector will benefit from continuing financial and social welfare reforms in China as well as increasing awareness of insurance products. Simultaneously, we initiated a position in Qingdao Port, our preferred name within the regional ports industry. We believe Qingdao Port will experience solid growth driven by diversified exposure to container, commodity and logistics industries. The valuation is also attractive at the current price.

Outlook

During the past six months, China proved itself to be one of the top performing markets; therefore the correction in May did not come as a surprise. We believe such a pull-back is necessary for investors to digest the latest progress in China and prepare for the continued re-rating process. Fundamentally, the drivers supporting the Chinese equity market are still valid. We expect market-friendly government policies to continue and Hong Kong-listed Chinese companies to remain well valued compared to global equities and their historical average.

China accounts for 15% of the world's GDP and 18% of the world equity market capitalization; while representing less than 3% of the MSCI AC World Index. We believe China will be increasingly reflected in world equity indices. We have seen the first signs of A-share inclusion by FTSE and expect MSCI to be next. We believe the question is not if this will happen, but when this will happen. Our portfolio strategy remains focused on identifying long term turnaround and growth opportunities, many in mid and smaller sized companies. The improved accessibility to China's domestic equity markets expands the Fund's investment universe, which we expect to utilize over time. However currently, we believe Hong Kong-listed equities offer the stronger potential. Within Hong Kong-listed stocks, we continue to hold our long term positive view on the policy beneficiaries such as railway stocks and environmental engineering companies, as well as specific areas of the financial sector, such as insurance.

In Brief

Fund Data

Description	Seeks to achieve longterm capital appreciation through investments in China companies.
Listing Date (NYSE)	July 10, 1992
Total Fund Assets (millions)	$397.6
Median Market Cap (in billions)	$8.1
Distribution Frequency	Annual
Management Firm	Allianz Global Investors U.S. LLC
Portfolio Management	Christina Chung, CFA Lead Portfolio Manager

Performance (US$ Returns)
(as of 5/31/15)
	Fund	Benchmark[1]
One Month	0.80%	-2.08%
Three Month	19.01%	10.58%
One Year	32.35%	24.54%
Three Year	19.99%	17.15%

Net Asset Value / Market Price
Net Asset Value (NAV) / Market Price at Inception	$13.15 / $14.26
NAV / Market Price (as of 5/31/15)	$25.35 / $21.64

High / Low Ranges (52-Week)
High / Low NAV	$26.04 / $19.82
High / Low Market Price	$22.46 / $17.64
Premium/Discount to NAV (as of 5/31/15)	-14.64%

Fund Data (Common Shares)
Shares Outstanding	15,682,028
Average Daily Volume	42,537
Expense Ratio	1.30%

Fund Managers

Christina Chung, CFA
Lead Portfolio
Manager

1. MSCI Golden Dragon Index.

The China Fund, Inc.

Investment Objective

The investment objective of the Fund is to achieve long-term capital appreciation. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.

The Fund has an operating policy that the Fund will invest at least 80% of its assets in China companies. For this purpose, 'China companies' are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organized outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organized in China. Under the policy, China means the People's Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days' prior notice of any change to this policy.

Average Annual Returns

	1 Month	3 Month	YTD	1 Year	3 Year	5 Year	10 Year	Inception
NAV	0.80%	19.01%	22.64%	32.35%	19.99%	11.40%	16.55%	11.73%
Market Price	-1.23%	13.95%	18.71%	27.87%	17.50%	10.02%	12.99%	10.57%
MSCI Golden Dragon Index	-2.08%	10.58%	16.34%	24.54%	17.15%	10.81%	10.67%	—

Calendar Year Returns

	2007	2008	2009	2010	2011	2012	2013	2014
NAV	86.20%	-46.95%	72.83%	27.26%	-24.37%	12.12%	18.31%	7.82%
Market Price	50.24%	-40.65%	72.19%	23.60%	-27.51%	20.52%	12.70%	5.29%
MSCI Golden Dragon Index	37.97%	-49.37%	67.12%	13.60%	-18.35%	22.65%	7.25%	8.06%

Past performance is not a guide to future returns.
Returns are annualized, except for periods of less than one year.

Source: State Street Bank and Trust Company. Source for index data: MSCI as at May 31,2015. Investment returns are historical and do not guarantee future results. Investment returns reflect changes in net asset value and market price per share during each period and assumes that dividends and capital gains distributions, if any, were reinvested. The net asset value (NAV) percentages are not an indication of the performance of a shareholder's investment in the Fund, which is based on market price. NAV performance includes the deduction of management fees and other expenses. Market price performance does not include the deduction of brokerage commissions and other expenses of trading shares and would be lower had such commissions and expenses been deducted. It is not possible to invest directly in an index.

Premium/Discount

Sector Allocation
	Fund	Benchmark[1]
Financials	28.11%	40.62%
Information Technology	26.39%	22.17%
Consumer Discretionary	15.54%	5.60%
Industrials	13.57%	7.60%
Consumer Staples	5.55%	2.78%
Telecom Services	3.68%	6.66%
Health Care	3.45%	1.12%
Materials	0.97%	3.71%
Energy	0.49%	4.91%
Utilities	0.00%	4.72%
Other assets & liabilities	2.24%	0.00%

Source: IDS GmbH - Analysis and Reporting Services, a subsidiary of Allianz SE.

Country Allocation
	Fund	Benchmark[1]
China	76.53%	73.75%
Hong Kong Red Chips	12.09%	12.80%
Hong Kong 'H' shares	19.35%	29.45%
Equity linked securities ('A' shares)	14.19%	0.00%
China 'A' & 'B' shares	0.00%	0.21%
Other Hong Kong securities	30.90%	31.30%
Taiwan	21.23%	26.25%
Other assets & liabilities	2.24%	0.00%

Top 10 Holdings

PING AN INSURANCE (China)	6.65%
ICBC LTD (China)	6.41%
HONG KONG EXCHANGES AND CLEARING LTD (H.K.)	4.79%
DIGITAL CHINA HOLDINGS LTD (China)	4.27%
TAIWAN SEMIC CO LTD (Taiwan)	3.80%
CHINA MOBILE LTD (China)	3.69%
HERMES MICROVISION INC (Taiwan)	3.38%
TENCENT HOLDINGS LTD (China)	3.36%
WANT WANT CHINA HOLDINGS LTD (China)	3.09%
SUN HUNG KAI PROPERTIES LTD (H.K.)	2.93%

Portfolio Characteristics
	Fund	Benchmark[1]
P/E Ratio	15.46	13.05
P/B Ratio	2.46	1.71
Issues in Portfolio	45	279
Foreign Holdings (%)	97.76	100.00
Other assets & liabilities (%)	2.24	0.00
Yield (%)	2.30	2.78

1.	MSCI Golden Dragon Index.

The China Fund, Inc.

Distribution History (10 Year)

Declaration Date	Ex-dividend Date	Record Date	Payable Date	Distribution/ Share	Income	Long-term Capital Gain	Short-term Capital Gain
12/9/05	12/19/05	12/21/05	12/29/05	$2.51190	$0.21720	$2.29470	—
12/8/06	12/19/06	12/21/06	12/29/06	$4.01170	$0.29960	$2.73090	$0.98120
12/7/07	12/19/07	12/21/07	1/25/08	$12.12000	$0.28000	$9.00000	$2.84000
12/8/08	12/22/08	12/24/08	1/23/09	$5.81740	$0.48130	$5.33610	—
12/9/09	12/22/09	12/24/09	12/29/09	$0.25570	$0.25570	—	—
12/8/10	12/21/10	12/24/10	12/29/10	$2.27420	$0.37460	$1.89960	—
12/8/11	12/21/11	12/23/11	12/29/11	$2.99640	$0.17420	$2.82220	—
12/10/12	12/20/12	12/24/12	12/28/12	$3.25170	$0.34730	$2.90440	—
12/13/13	12/19/13	12/23/13	12/27/13	$3.31400	$0.43870	$2.87530	—
12/8/14	12/18/14	12/22/14	1/5/15	$3.76510	$0.29820	$3.46690	—

Distribution/Share includes Income, Long-term Capital gains and Short-term Capital gains.

The China Fund NAV Performance of $10,000 since inception (with dividends reinvested at NAV price)

Past performance is not a guide to future returns.

Index Description

MSCI Golden Dragon Index

The MSCI Golden Dragon Index captures the equity market performance of large and mid cap China securities (H shares, B shares, Red-Chips and P-Chips) and non-domestic China securities listed in Hong Kong and Taiwan.

It is not possible to invest directly in an index.

The China Fund, Inc.

Portfolio in Full

Sector	Company (exchange ticker)	Market Price	Holding	Value US$	% of net assets
Financials					28.08
PING AN INSURANCE GROUP CO OF CHINA LTD	2318	113.90	1,797,000	26,397,501	6.65
INDUSTRIAL & COMMERCIAL BANK OF CHINA LTD	1398	6.75	29,244,000	25,458,426	6.41
HONG KONG EXCHANGES AND CLEARING LTD	388	298.00	495,300	19,035,996	4.79
SUN HUNG KAI PROPERTIES LTD	16	131.20	688,000	11,641,616	2.93
CATHAY FINANCIAL HOLDING CO LTD	2882	54.90	5,305,000	9,488,955	2.39
CHAILEASE HOLDING CO LTD	5871	77.60	2,328,200	5,886,304	1.48
CHINA LIFE INSURANCE CO LTD	2628	37.30	1,203,000	5,787,160	1.46
HONGKONG LAND HOLDINGS LTD	H78	8.61	497,000	4,279,170	1.08
CHINA OVERSEAS LAND & INVESTMENT LTD	688	28.00	976,000	3,524,511	0.89
Information Technology					26.44
DIGITAL CHINA HOLDINGS LTD	861	14.00	9,391,000	16,956,292	4.27
TAIWAN SEMICONDUCTOR MANUFACTURING CO LTD	2330	146.00	3,170,000	15,079,008	3.80
HERMES MICROVISION INC	3658	2,425.00	170,000	13,431,401	3.38
TENCENT HOLDINGS LTD	700	156.10	663,200	13,351,757	3.36
DELTA ELECTRONICS INC	2308	175.50	1,835,000	10,492,376	2.64
LARGAN PRECISION CO LTD	3008	3,420.00	88,000	9,805,493	2.47
ADVANTECH CO LTD	2395	247.50	1,058,841	8,538,206	2.15
GOLDPAC GROUP LTD	3315	6.50	5,521,000	4,628,306	1.17
SEMICONDUCTOR MANUFACTURING INTERNATIONAL CORP	981	0.90	37,480,000	4,350,439	1.10
BAIDU INC	BIDU	197.40	15,821	3,123,065	0.79
ASM PACIFIC TECHNOLOGY LTD	522	80.65	295,700	3,075,719	0.77
TONG HSING ELECTRONIC INDUSTRIES LTD	6271	90.50	725,000	2,137,702	0.54
Consumer Discretionary					15.57
QINGLING MOTORS CO LTD	1122	3.07	28,960,000	11,466,422	2.89
MERIDA INDUSTRY CO LTD	9914	221.50	1,323,000	9,547,600	2.40
LI & FUNG LTD	494	6.71	9,798,000	8,479,124	2.14
CITIGROUP GLOBAL MARKETS WTS (exch. for GREE ELECTRICAL APP INC)	N/A	10.03	676,267	6,782,958	1.71
CITIGROUP GLOBAL MARKETS HOLD (exch. for CHINA CYTS TOURS HOLDIN)	N/A	4.27	1,530,489	6,535,188	1.65
CLSA GLOBAL MARKETS (exch. for MIDEA GROUP CO LTD)	N/A	6.05	916,668	5,542,175	1.40
HSBC BANK PLC (exch. for MIDEA GROUP CO LTD)	N/A	5.97	670,000	3,999,900	1.01
CLSA GLOBAL MARKETS PTE LTD (exch. for CHONG QING CHANGAN AUTO)	N/A	3.52	739,970	2,606,174	0.66
CLSA FINANCIAL WTS (exch. for GREE ELECTRICAL APP INC)	N/A	10.17	241,245	2,452,497	0.62
WAR HSBC BANK PLC (exch. for CHONG QING CHANGAN AUTO)	N/A	3.48	487,000	1,693,299	0.43
ZHONGSHENG GROUP HOLDINGS LTD	881	6.52	1,892,500	1,591,382	0.40
CITIGROUP GLOBAL MKTS HLDGS IN (exch. for CHONG QING CHANGAN AUTO)	N/A	3.48	231,700	806,316	0.20
CLSA GLOBAL MARKETS PTE (exch. for CHINA CYTS TOURS HOLDIN)	N/A	4.33	78,635	340,096	0.09
Industrials					13.62
CHINA EVERBRIGHT INTERNATIONAL LTD	257	14.80	5,969,000	11,393,425	2.87
BEIJING ENTERPRISES HOLDINGS LTD	392	68.45	1,185,000	10,461,231	2.63
CLSA FINANCIAL PRODUCTS WTS (exch. for ZHENGZHOU YUTONG BUS CO)	N/A	3.72	1,945,690	7,245,750	1.82
CRRC CORP LTD	1766	15.00	3,697,000	7,152,069	1.80
QINGDAO PORT INTERNATIONAL CO LTD	6198	5.76	6,040,000	4,486,942	1.13
HSBC BANK PLC (exch. for XJ ELECTRIC CO)	N/A	4.96	864,000	4,281,120	1.08
ZHUZHOU CSR TIMES ELECTRIC CO LTD	3898	63.55	517,000	4,237,377	1.07
CN STATE CONSTRUCTION INTERNATIONAL HOLDINGS LTD	3311	13.66	2,110,000	3,717,270	0.94
HSBC BANK PLC (exch. for ZHENGZHOU YUTONG BUS CO)	N/A	3.68	304,500	1,119,951	0.28
Consumer Staples					5.56
WANT WANT CHINA HOLDINGS LTD	151	8.74	10,877,000	12,260,596	3.09
NATURAL BEAUTY BIO-TECHNOLOGY LTD	157	0.70	50,320,000	4,542,863	1.14
CITIGROUP GLOBAL MARKETS HOLD (exch. for SHANGHAI JAHWA UNITED)	N/A	7.62	371,242	2,828,864	0.71
CLSA FINANCIAL PRODUCTS WTS (exch. for SHANGHAI JAHWA UNITED)	N/A	7.72	315,651	2,436,826	0.61

The China Fund, Inc.

Portfolio in Full

Sector	Company (exchange ticker)	Market Price	Holding	Value US$	% of net assets
Telecom Services					3.69
CHINA MOBILE LTD	941	102.40	1,108,000	14,632,911	3.69
Health Care					3.46
CITI ACCESS (exch. for JIANGSU HENGRUI MEDICAL)	N/A	10.14	696,350	7,060,989	1.78
CSPC PHARMACEUTICAL GROUP LTD	1093	8.00	5,804,000	5,988,367	1.51
CLSA FINANCIAL PRODUCTS LTD (exch. for JIANGSU HENGRUI MEDICAL)	N/A	10.25	68,103	698,321	0.18
Materials					0.97
TIANGONG INTERNATIONAL CO LTD	826	1.62	18,480,000	3,861,073	0.97
Energy					0.49
CHINA SUNTIEN GREEN ENERGY CORP LTD	956	1.88	8,075,000	1,957,904	0.49

Source: State Street Bank and Trust Company, IDS GmbH-Analysis and Reporting Services, a subsidiary of Allianz SE.

The China Fund, Inc.

Important Information:

Holdings are subject to change daily. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China. Investing in non-U.S. securities entails additional risks, including political and economic risk and the risk of currency fluctuations, as well as lower liquidity. These risks, which can result in greater price volatility, will generally be enhanced in less diversified funds that concentrate investments in a particular geographic region.

The information contained herein has been obtained from sources believed to be reliable but Allianz Global Investors U.S. LLC and its affiliates do not warrant the information to be accurate, complete or reliable. The opinions expressed herein are subject to change at any time and without notice. Past performance is not indicative of future results. This material is not intended as an offer or solicitation for the purchase or sale of any financial instrument. Investors should consider the investment objectives, risks, charges and expenses of any mutual fund carefully before investing. This and other information is contained in the fund's annual and semiannual reports, proxy statement and other fund information, which may be obtained by contacting your financial advisor or visiting the fund's website at www.chinafundinc.com. This information is unaudited and is intended for informational purposes only. It is presented only to provide information on the Fund's holdings, performance and strategies. The Fund is a closed-end exchange traded management investment company. This material is presented only to provide information and is not intended for trading purposes. Closed-end funds, unlike open-end funds, are not continuously offered. After the initial public offering by a closed-end fund, its shares can be purchased and sold on the open market through a stock exchange, where shares may trade at a premium or a discount. The market price of holdings is subject to change daily.

P/E is a ratio of security price to earnings per share. Typically, an undervalued security is characterized by a low P/E ratio, while an overvalued security is characterized by a high P/E ratio. P/B is a ratio of the current stock price to the book value. This is used to identify undervalued stocks. Dividend yield is the annual percentage of return earned by an investor on a common or preferred stock. The average dividend yield is the dividend rate divided by current share price.

©2015 Allianz Global Investors Distributors LLC.

Investment Products: Not FDIC Insured | May Lose Value | Not Bank Guaranteed	FS-CHN-0515